Exhibit 99.1
NASDAQ: SMBC August 8, 2023

Company Overview Headquartered in Poplar Bluff, MO, with locations across Missouri, including in the Kansas City, Springfield, and St. Louis, MO, Metropolitan Statistical Areas (MSA), in northeast and north-central Arkansas, and in southern Illinois. Consolidated assets totaled $4.4 billion as of June 30, 2023. Loans, net, totaled $3.6 billion; deposits were $3.7 billion; stockholders’ equity totaled $446 million. As noted in a report on Form 8-K filed January 20, 2023, the Company completed its merger with Citizens Bancshares, Co., Kansas City, Missouri (“Citizens”); the Company completed the merger of Citizens Bank and Trust Company with and into Southern Bank effective late February. At December 31, 2022, Citizens had reported total consolidated assets of $973 million, including loans, net, of $463 million, and deposits of $838 million. Tangible common equity* of $365 million results in TBV/common share* of $32.34 at June 30, 2023, which has grown at a compounded annual growth rate of 9.9% since June 30, 2018. The Company’s noninterest expense was significantly impacted in FY 2023 by non-recurring merger-related expenses. Primarily attributable to the Citizens merger, these totaled $4.9 million in FY 2023, as compared to similar charges which, on net, totaled $1.3 million in FY 2022, attributable to the Fortune merger. These charges, net of tax, reduced diluted EPS by $0.42 in FY 2023, as compared to $0.11 in FY 2022. The Company’s provision for credit losses (PCL) was also significantly impacted in FY 2023 by the Citizens merger, as we made provisions as required under ASU 2016-13 (the “CECL Standard”) to fund the level of the allowance for credit losses (ACL) necessary for most acquired loans (for other, purchased credit deteriorated [“PCD”] loans, the ACL is funded through adjustments to purchase accounting). This fiscal 2023 charge totaled $7.0 million, as compared to a similar charge which totaled $2.0 million in FY 2022, attributable to the Fortune merger. These charges, net of tax, reduced diluted EPS by $0.53 in FY 2023, as compared to $0.17 in FY 2022. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. 2

Company Overview (cont.) The Company’s profitability was significantly impacted in FY 2021 and FY 2022 by recognition of origination fees on SBA Paycheck Protection Program (PPP) loans, as forgiveness payments were received and accretion of the deferred fees was accelerated. The fees, recognized as loan interest income, resulted in additional pre-tax income of $3.4 million in FY 2021, increasing diluted EPS by $0.30, net of tax, and net interest margin by 14 basis points. In FY 2022, this pre-tax income totaled $3.3 million, increasing diluted EPS by $.28, net of tax, and net interest margin by 12 basis points. In FY 2023, the recognition of deferred fees on PPP loans was immaterial and had no impact on reported net interest margin. Our Allowance for Credit Losses (“ACL”) at June 30, 2023, totaled $47.8 million, representing 1.32% of gross loans and 625% of nonperforming loans, as compared to an ACL of $33.2 million, representing 1.22% of gross loans and 806% of nonperforming loans at June 30, 2022. In February 2022, the Company completed a merger with Fortune Financial, Inc., parent of FortuneBank, with one branch in each of Jefferson and St. Louis Counties, Missouri, both located within the St. Louis, Missouri, MSA. At closing, Fortune’s consolidated assets were $255 million, including loans, at fair value, of $202 million, while deposits, at fair value, totaled $214 million. Consideration was comprised of stock and cash at a 60:40 ratio. In December 2021, the Company assumed the deposits and acquired the Cairo, Illinois, branch location of First National Bank, Oldham, South Dakota. The branch, located in the Cape Girardeau, MO/IL MSA, held approximately $29 million in deposits, and the Company consolidated its existing Cairo, Illinois, facility with the acquired branch location. Acquisitions from 2014 to 2020, included Central Federal Savings and Loan (Rolla, Missouri), First Commercial Bank (Southeast Missouri), Southern Missouri Bank of Marshfield (Springfield, Missouri MSA), Capaha Bank (Cape Girardeau, Missouri MSA), and Peoples Bank of the Ozarks (locations primarily in the Springfield, Missouri MSA), adding an aggregate of $605 million in loans and $677 million in deposits. 3

Branch Map As of June 30, 2023, Southern Bank operated 65 banking facilities across Missouri, in the Kansas City, Springfield, and St. Louis, MO MSAs, northeast and north-central Arkansas, and southern Illinois. The Citizens merger in January 2023 added 14 branches in the Kansas City, St. Joseph, and other markets in northern Missouri. Source: S&P Capital IQ Pro 4 Kansas City MSA SMBC Citizens

Profitability and Earnings History 1.17% 1.38% 1.18% 1.79% 1.59% 1.03% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 11.3% 13.1% 11.1% 17.7% 15.4% 10.4% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Return on average common equity $2.29 $2.97 $2.94 $5.05 $5.34 $4.49 $2.39 $3.14 $2.99 $5.22 $5.21 $3.85 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Core Diluted Common EPS* Diluted Common EPS Historical diluted common EPS and core diluted common EPS* 5 Data is for the fiscal years ended June 30. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. Return on average assets

Earnings Components Net interest income, NIM, and core NIM* (dollars in thousands) $62,383 $72,782 $80,136 $92,686 $103,567 $126,745 3.78% 3.78% 3.72% 3.77% 3.72% 3.54% 3.64% 3.63% 3.64% 3.69% 3.66% 3.43% 3.25% 3.50% 3.75% 4.00% $0 $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Net Interest Income Net Interest Margin Core Net Interest Margin* Efficiency ratio & noninterest expense / average assets 57.7% 55.9% 57.4% 48.0% 50.8% 56.5% 2.39% 2.28% 2.33% 2.05% 2.14% 2.27% 1.80% 2.00% 2.20% 2.40% 2.60% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Efficiency Ratio Non-Interest Exp. / Avg. Assets Data is for the fiscal years ended June 30. Acquisition-related noninterest expense of $925,000 in FY 2018, $829,000 in FY 2019, $1.2 million in FY 2020, $1.4 million in FY 2022, and $4.9 million in FY 2023 increased the Efficiency Ratio and our Noninterest Expense/Average Assets by 1.2 percentage points and five basis points, respectively, in FY 2018; by 0.9 percentage points and four basis points, respectively, in FY 2019; by 1.2 percentage points and five basis points, respectively, in FY 2020; by 1.0 percentage points and five basis points, respectively, in FY 2022; and by 3.2 percentage points and 13 basis points, respectively, in FY 2023. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. 6 Interest income recognized on PPP loans due to early prepayment (forgiveness) added 14 bps to NIM and core NIM* in FY 2021 and 12 bps to NIM and core NIM* in FY 2022.

Credit Quality Performance 0.58% 1.13% 0.40% 0.26% 0.15% 0.21% 0.00% 0.50% 1.00% 1.50% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 1.15% 1.07% 1.16% 1.49% 1.22% 1.32% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 139% 80% 224% 409% 526% 424% 0% 100% 200% 300% 400% 500% 600% 700% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Data is as of and for the fiscal years ended June 30. NPLs are defined as nonaccrual loans plus loans past due 90 days or more and still accruing. NPAs are defined as nonaccrual loans, plus loans past due 90 days or more and still accruing, plus other real estate owned, plus other repossessed assets. NCOs are net charge-offs. NPLs / Loans Reserves / Gross Loans Reserves / NPAs NCOs / Average Loans (annualized) 0.02% 0.02% 0.04% 0.03% 0.00% 0.02% 0.00% 0.05% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 7 Gideon Acquisition, November 2018

Loan Growth Loan portfolio, at period end (gross loans, excluding loans in process and deferred loan fees; dollars in millions) $1,582 $1,866 $2,171 $2,237 $2,720 $3,619 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Consumer & Other Agricultural Operating & Equip. Commercial Business Construction R/E (balances funded) Agricultural R/E Commercial R/E Residential R/E Data is as of June 30. Residential real estate includes multifamily. Acquisitions over this time period included the following loan portfolios, noted at fair value on the acquisition date: Citizens Acquisition, January 2023: $447 million FortuneBank Acquisition, February 2022: $202 million Central Federal Acquisition, May 2020: $51 million Gideon Acquisition, November 2018: $144 million 8 PPP loan balances totaled $132.3 million at June 30, 2020, $63.0 million at June 30, 2021, $3.1 million at June 30, 2022, and $587,000 at June 30, 2023.

Loan Portfolio Composition Residential R/E, 31.3% Commercial R/E, 36.6% Agricultural R/E, 6.6% Construction R/E, 5.3% Commercial Business, 12.7% Agricultural Operating & Equip., 3.8% Consumer and Other, 3.7% Residential R/E, 28.5% Commercial R/E, 34.4% Agricultural R/E, 10.1% Construction R/E, 4.2% Commercial Business, 12.6% Agricultural Operating & Equip., 5.2% Consumer and Other, 5.0% Loans, as of June 30, 2018 Loans, as of June 30, 2023 9

Deposit Growth Deposits, at period end (dollars in millions) Data is as of June 30. Acquisitions over this time period included the following deposit balances assumed, noted at fair value on the acquisition date: Citizens Acquisition, January 2023: $851 million FortuneBank Acquisition, February 2022: $214 million Central Federal Acquisition, May 2020: $47 million Gideon Acquisition, November 2018: $171 million 10 $1,580 $1,894 $2,185 $2,331 $2,815 $3,726 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Noninterest-bearing Transaction Accounts Interest-bearing Transaction Accounts Money Market Deposit Accounts Savings Accounts Certificates < $250,000 Brokered Certificates (not reciprocal) Certificates > $250,000

Deposit Portfolio Composition CDs >= $250,000, 7.3% Brokered CDs (not reciprocal), 0.9% CDs < $250,000, 25.5% Savings, MMDAs, 10.0% 7.4% NOW, 36.0% Noninterest, 12.9% Deposits, as of June 30, 2018 Deposits, as of June 30, 2023 CDs >= $250,000, 6.3% Brokered CDs (not reciprocal), 3.9% CDs < $250,000, 18.4% Savings, 7.6% MMDAs, 12.2% NOW, 35.7% Noninterest, 16.0% 11

Stock Valuation $0.44 $0.52 $0.60 $0.62 $0.80 $0.84 1.13% 1.49% 2.47% 1.38% 1.77% 2.18% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Dividends per Common Share Annualized Dividend Yield Dividends per common share and dividend yield $20.15 $23.22 $26.00 $29.55 $31.05 $32.34 $39.02 $34.83 $24.30 $44.96 $45.26 $38.45 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Tangible Book Value per Common Share* Closing Stock Price Tangible book value per common share* and closing stock price 12 Data is for the fiscal years ended June 30. Stock price used to calculate dividend yield is the period end closing stock price. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. ** Compound annualized growth rate for tangible book value per common share from June 30, 2018, through June 30, 2023. TBV/CS annualized growth of 9.9%**. The rate of growth slowed in FY 2023 due to the larger acquisition during the fiscal year.

Stock Performance – Five Year Total Return Data is as of August 4, 2023, when our closing stock price was $47.58 Source: S&P Global Market Intelligence 13

Important Statements Forward Looking Statements This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Southern Missouri Bancorp, Inc. (the “Company”). These forward-looking statements may include, without limitation, statements with respect to anticipated future operating and financial performance, growth opportunities, interest rates, cost savings and funding advantages expected or anticipated to be realized by management. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify these forward looking statements. Forward-looking statements by the Company and its management are based on beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions of management and are not guarantees of future performance. The important factors we discuss below, as well as other factors identified in this filing and in our other filings with the SEC and those presented elsewhere by our management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this document: expected cost savings, synergies and other benefits from our merger and acquisition activities, including our ongoing and recently completed acquisitions, might not be realized within the anticipated time frames, to the extent anticipated, or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the strength of the United States economy in general and the strength of the local economies in which we conduct operations, including unemployment levels and labor shortages; the remaining effects of the COVID-19 pandemic on general changes in economic conditions, either nationally or in the Company’s market and lending areas; fluctuations in interest rates and the possibility of a recession whether caused by Federal Reserve actions or otherwise; monetary and fiscal policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the U.S. Government and other governmental initiatives affecting the financial services industry; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses; our ability to access cost-effective funding; the timely development of and acceptance of our new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services; fluctuations in real estate values and both residential and commercial real estate markets, as well as agricultural business conditions; demand for loans and deposits in our market areas or in the United States in general; legislative or regulatory changes that adversely affect our business; the transition from LIBOR to new interest rate benchmarks; natural disasters, war, terrorist activities or civil unrest and their effects on economic and business environments in which the Company operates; changes in accounting principles, policies, or guidelines; 14

Forward Looking Statements, continued results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our allowance for credit losses or to write-down the carrying value of assets; the impact of technological changes; and our success at managing the risks involved in the foregoing. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Financial Data Financial information presented as of and for the year ended June 30, 2023, is provided on a preliminary basis and is unaudited. Non-GAAP Financial Measures Tangible common equity, tangible book value per common share, core diluted earnings per common share, and core net interest margin are financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures used by other companies. We calculate tangible common equity by excluding the balance of intangible assets from common stockholders’ equity. We calculate tangible book value per common share by dividing tangible common equity by common shares outstanding, less restricted common shares not vested, as compared to book value per common share, which we calculate by dividing common stockholders’ equity by common shares outstanding, less restricted common shares not vested. We believe that this is consistent with the treatment by bank regulatory agencies, which generally exclude intangible assets from the calculation of risk-based capital ratios. We calculate core diluted earnings per common share by excluding from net interest income the accretion of fair value discount on the acquired loan portfolio and amortization of fair value premium on the acquired time deposit portfolio resulting from the fiscal 2015 acquisition of Peoples Bank of the Ozarks (the Peoples Acquisition), the fiscal 2017 acquisition of Capaha Bank (the Capaha Acquisition), the fiscal 2018 acquisition of Southern Missouri Bank of Marshfield (the SMB-Marshfield Acquisition), the fiscal 2019 acquisition of First Commercial Bank (the First Commercial Acquisition), the fiscal 2020 acquisition of Central Federal Savings & Loan Association (the Central Federal Acquisition), the fiscal 2022 acquisition of FortuneBank (the FortuneBank Acquisition), and the fiscal 2023 acquisition of Citizens Bank and Trust Company (the Citizens Acquisition). We also exclude from noninterest expense the acquisition expenses we incurred during fiscal years 2018, 2019, 2020, 2022, and 2023, resulting from the acquisitions we undertook during those periods. We believe that core diluted earnings per common share is useful in assessing our core operating performance, particularly when comparing periods or when comparing our operating performance to the operating performance of our industry peers. We calculate core net interest margin by excluding from net interest income the accretion of fair value discount on the acquired loan portfolio and amortization of fair value premium on the acquired time deposit portfolio resulting from the Peoples Acquisition, the Capaha Acquisition, the SMB-Marshfield Acquisition, the First Commercial Acquisition, the Central Federal Acquisition, the FortuneBank Acquisition, and the Citizens Acquisition. We believe that each of these non-GAAP financial measures provides information that is important to investors and that is useful in understanding our capital position and ratios. Reconciliations of the non-GAAP measures of tangible common equity, tangible book value per common share, core diluted earnings per common share, and core net interest margin to the GAAP measures of common stockholders’ equity, book value per common share, diluted earnings per common share, and net interest margin are set forth below. Important Statements (cont.) 15

Important Statements (cont.)

Dollars in thousands, except per share data	As of					
	June 30, 2018	June 30, 2019	June 30, 2020	June 30, 2021	June 30, 2022	June 30, 2023
Common stockholders' equity	$ 200,694	$ 238,392	$ 258,347	$ 283,423	$ 320,772	$ 446,058
Less: Goodwill	13,078	14,089	14,089	14,089	27,288	50,773
Less: Other intangible assets, net	6,918	9,239	7,700	7,129	8,175	30,472
Tangible common equity	$ 180,698	$ 215,064	$ 236,558	$ 262,205	$ 285,309	$ 364,813
Book value per common share	$ 22.38	$ 25.74	$ 28.39	$ 31.94	$ 34.91	$ 39.54
Less: Intangible assets per common share	2.23	2.52	2.39	2.39	3.86	7.20
Tangible book value per common share	$ 20.15	$ 23.22	$ 26.00	$ 29.55	$ 31.05	$ 32.34
Share information						
Common shares outstanding	8,996,584	9,289,308	9,127,390	8,905,198	9,227,111	11,330,462
Adjustment for restricted common shares not vested	(28,700)	(28,250)	(28,025)	(31,845)	(39,230)	(50,510)
Common shares for book value determination	8,967,884	9,261,058	9,099,365	8,873,353	9,187,881	11,279,952

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Important Statements (cont.)

Dollars in thousands, except per share data	For the year ended					
	June 30, 2018	June 30, 2019	June 30, 2020	June 30, 2021	June 30, 2022	June 30, 2023
Net income	$ 20,929	$ 28,904	$ 27,545	$ 47,180	$ 47,169	$ 39,237
Non-core (income) and expense items:						
Net interest income resulting from accretion of fair value discount on acquired loans and amortization of fair value premium on acquired time deposits resulting from various acquisitions [1]	(2,253)	(2,905)	(1,804)	(1,939)	(1,810)	(4,023)
Acquisition expenses net of revenues	925	829	1,170	-	1,279	4,925
Provision for credit losses attributable to acquired loan portfolios	-	-	-	-	2,020	6,966
Total non-core (income) and expense items	(1,328)	(2,076)	(634)	(1,939)	1,489	7,868
Income tax effect of non-core items [2]	(388)	(465)	(142)	(434)	334	1,353
After tax impact of non-core (income) and expense items	(940)	(1,611)	(492)	(1,505)	1,155	6,515
Core net income	19,989	27,293	27,053	45,675	48,324	45,752
Less: distributed & undistributed earnings to participating securities	-	-	-	153	195	192
Core income available to common shareholders	$ 19,989	$ 27,293	$ 27,053	$ 45,522	$ 48,129	$ 45,560
Diluted earnings per common share	$ 2.39	$ 3.14	$ 2.99	$ 5.22	$ 5.21	$ 3.85
Less: Impact of non-core items on diluted earnings per common share	(0.10)	(0.17)	(0.05)	(0.17)	0.13	0.64
Core diluted earnings per common share	$ 2.29	$ 2.97	$ 2.94	$ 5.05	$ 5.34	$ 4.49
Average basic common shares	8,734,334	9,193,235	9,189,876	9,007,814	8,994,022	10,124,766
Average diluted common shares	8,745,522	9,203,909	9,199,169	9,010,737	9,011,145	10,141,799
Net interest margin (annualized)	3.78%	3.78%	3.72%	3.77%	3.72%	3.54%
Less: annualized impact of excluding accretion of fair value discount on acquired loans and amortization of fair value premium on acquired time deposits resulting from various acquisitions [1]	0.14%	0.15%	0.08%	0.08%	0.06%	0.11%
Core net interest margin (annualized)	3.64%	3.63%	3.64%	3.69%	3.66%	3.43%

(1) Includes fair value discount on acquired loans and amortization of fair value premium on acquired term deposits resulting from the Peoples, Capaha, SMB-Marshfield, First Commercial, Central Federal, FortuneBank, and Citizens acquisitions.

(2) Reflects combined federal/state marginal income tax rate of 29.2% for the fiscal year ended June 30, 2018 and a rate of 22.4% for fiscal years 2019-2022. For fiscal 2023, an effective rate of 17.2% was assumed, to account for the impact of approximately $1.8 million in merger-related expenses that are not assumed to be deductible.

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